 Exhibit 10.3

AMERICA'S CAR-MART, INC.
2024 EQUITY INCENTIVE PLAN

(Employee Option Agreement)

THIS OPTION AGREEMENT (the “Option Agreement”) is made effective as of June 3, 2026 (the “Grant Date”) between AMERICA'S CAR-MART, INC., a Texas corporation (the “Company”), and 1.1, an employee of the Company (the “Optionee”), contingent upon adoption by the Company’s board of directors and approval by the Company’s stockholders at the Company’s annual stockholders meeting to be held in 2026 (the “2026 Annual Meeting”) of an amendment to the Plan (as defined below) to increase the number of shares of Common Stock authorized for issuance under the Plan by an amount sufficient to cover the issuance of the Shares (as defined below) (the “Plan Amendment”).

In furtherance of the purposes of the America's Car-Mart, Inc. 2024 Equity Incentive Plan, as it may be hereafter amended (the “Plan”), the Company and the Optionee hereby agree as follows:

1. Incorporation of the Plan. The rights and duties of the Company and the Optionee under this Option Agreement shall in all respects be subject to and governed by the provisions of the Plan, the terms of which are incorporated herein by reference. Any term not defined in this Option Agreement shall have the meaning set forth in the Plan.

2. Grant and Term of Option. The Company hereby grants to the Optionee pursuant to the Plan the right and option (the “Option”) to purchase all or any part of an aggregate of [•] shares (the “Shares”) of the Common Stock of the Company at an Option Price of [•] Dollars and [•] Cents ($[•]) per Share. The Option shall be designated as a Nonqualified Option. Except as otherwise provided in this Option Agreement or the Plan, the Option will expire if not exercised in full before 5:00 p.m. Central Time on the date which marks the tenth (10th) anniversary of the Grant Date.

3. Vesting and Exercise. Except as otherwise provided herein, the Option shall vest in four (4) equal annual installments on the first four anniversaries of the Grant Date, subject to the Optionee's continuous employment or service with the Company or its subsidiaries as of the vesting date and satisfaction of any other conditions set forth in this Option Agreement or the Plan, as more particularly set forth in the following vesting schedule (the “Vesting Schedule”):

Vesting Date	Number of Shares Subject to Vested Portion of Option

The Option may be exercised from time to time, in accordance with the terms of this Option Agreement and Sections 6(c)(iii) and 6(d) of the Plan with respect to all or any portion of the Shares as to which it is then vested and exercisable. To the extent not exercised, the Option shall continue in effect until it expires or otherwise terminates in accordance with the terms of this Option Agreement and the Plan.

4. Stockholder Approval. If the Company’s stockholders do not approve the Plan Amendment at the Company’s 2026 Annual Meeting, the Option and this Option Agreement shall be void ab initio without any further action required on the part of the Company or the Optionee.

5.   No Employment or Other Rights. Nothing contained in this Option Agreement or the Plan shall require the Company to continue to employ the Optionee for any particular period of time, nor shall it require the Optionee to remain in the employ of the Company for any particular period of time. Except as otherwise expressly provided in this Option Agreement or the Plan, all rights of the Optionee under the Plan with respect to the unexercised portion of the Option (whether vested or unvested) shall terminate upon termination of the Optionee's Continuous Service with the Company.

6. Restrictions on Transfer. Except as may be otherwise provided in the Plan, the Option shall not be transferrable other than by will or the laws of intestate succession. The Option shall be exercisable during the Optionee's lifetime only by the Optionee.

7. Termination of Relationship as a Service Provider.

(a) If Optionee ceases to be a Service Provider, other than upon Optionee’s termination for Cause (as defined below), a Double Trigger Event or as the result of Optionee’s death or Disability, Optionee may exercise Optionee’s Option to the extent that the Option is vested on the date of termination, if at all, prior to the first to occur of the following (as applicable, the “Termination Date”): (A) the date that is three (3) months following Optionee’s termination; (B) the expiration of the term of the Option as set forth herein; or (C) the tenth (10th) anniversary of the Grant Date. If Optionee dies following the date of Optionee’s termination and prior to the earlier of the dates specified in subclauses (A), (B) and (C) of this paragraph, then the Option shall be exercisable until the earlier to occur of the following: (X) the first anniversary following Optionee’s termination; (Y) the expiration of the term of the Option as set forth herein; or (Z) the tenth (10th) anniversary of the Grant Date. The Option will terminate on the Termination Date to the extent not exercised.

(b) If Optionee ceases to be a Service Provider as a result of Optionee’s Disability, Optionee may exercise Optionee’s Option to the extent the Option is vested on the date of termination, if at all, prior to the date that is twelve (12) months following Optionee’s termination, at which time the Option will terminate to the extent it is not exercised.

(c) If Optionee dies while a Service Provider, the Option may be exercised following Optionee’s death to the extent that the Option is vested on the date of death by Optionee’s designated beneficiary, provided such beneficiary has been designated prior to Optionee’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by Optionee, then such Option may be exercised by the personal representative of Optionee’s estate or by the person(s) to whom the Option is transferred pursuant to Optionee’s last will and testament or in accordance with the laws of descent and distribution. The Option (to the extent vested on the date of death) will remain exercisable for twelve (12) months following Optionee’s death, at which time the Option will terminate to the extent it is not exercised.

(d) Notwithstanding the foregoing, in the event of Optionee’s termination for Cause, Optionee will forfeit any unvested portion of the Option, effective as of the Termination Date, for no consideration and without any further action required on the part of Optionee or the Company. For purposes of this Option Agreement, “Cause” has the meaning set forth in Optionee’s employment agreement with the Company or, if no such agreement exists, then “Cause” shall mean:

i.	Optionee’s repeated failure to perform Optionee’s duties or to comply with any valid and legal directive of Optionee’s supervisor;

ii.	Optionee’s engaging in dishonesty, illegal conduct, or other bad faith conduct, which is, in each case, materially injurious to the Company or its affiliates, monetarily or otherwise;

iii.	Optionee’s indictment for a crime of moral turpitude or a felony involving fraud, breach of trust, embezzlement, or misappropriation;

iv.	a material breach by Optionee of Optionee’s duties and obligations under any agreement between Optionee and the Company or its affiliates or violation in any material respect of the written policies or codes of conduct of the Company or its affiliates that are generally applicable to employees of the Company or its affiliates, including, but not limited to, policies related to discrimination or harassment, performance of illegal or unethical activities, or ethical misconduct;

v.	Optionee’s breach of Optionee’s fiduciary duty to the Company or its affiliates; or

vi.	Optionee’s engagement in misconduct that brings or is reasonably likely to bring the Company or its affiliates into public disgrace, embarrassment, or disrepute, which is materially injurious to the Company or its affiliates, monetarily or otherwise.

(e) In the event of the Optionee’s termination as a result of a Double Trigger Event, the Option shall become fully vested on such termination, and the Optionee may exercise the Option prior to the earlier to occur of the expiration of the term of the Option as set forth herein and the tenth (10th) anniversary of the Grant Date.

8. Amendment. Subject to any limitations of applicable law, the Administrator has the right to amend, alter, suspend, discontinue or cancel this Option Agreement or the Plan, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Optionee's material rights under this Option Agreement without the Optionee's consent.

9. Assignment. The Company may assign any of its rights under this Option Agreement. This Option Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Option Agreement will be binding upon the Optionee and the Optionee's beneficiaries, executors, administrators and the person(s) to whom the Option may be transferred by will or the laws of intestate succession.

10.  Applicable Law. Except as otherwise provided in the Plan or herein, this Option Agreement shall be construed and enforced according to the laws of the State of Texas.

[This Page Intentionally Short; Signatures on Following Page]

IN WITNESS WHEREOF, this Option Agreement has been signed on behalf of the Company and by the Optionee to be effective as of the day and year first written above.

AMERICA’S CAR-MART, INC.

Name:
Title: Chief Financial Officer

OPTIONEE

Name: